Exhibit 99.1

AMENDMENT NO. 1

TO THE

UNIFIED GROCERS, INC.

EXECUTIVE SALARY PROTECTION PLAN III

Unified Grocers, Inc. (the “Company”) hereby amends the above-named plan (the “Plan”), effective as of September 30, 2012, as follows:

1. The definition of “Compensation” in Article 2 of the Plan is hereby amended by adding at the end a new sentence to read as follows:

“Notwithstanding any provision in this Plan to the contrary, for purposes of calculating Final Pay and Final Average Pay, no increases in a Participant’s annualized base salary, bonuses and car allowance on and after the Freeze Date shall be recognized in the determination of the Participant’s Compensation.”

2. The definition of “Final Average Pay” in Article 2 of the Plan is hereby amended by adding at the end a new sentence to read as follows:

“Notwithstanding any provision in this Plan to the contrary, a Participant’s Final Average Pay shall not recognize any Compensation earned by the Participant on and after the Freeze Date.”

3. The definition of “Final Pay” in Article 2 of the Plan is hereby amended by adding at the end a new sentence to read as follows:

“Notwithstanding any provision in this Plan to the contrary, a Participant’s Final Pay shall not recognize any Compensation earned by the Participant on and after the Freeze Date.”

4. Article 2 of the Plan is hereby amended by adding a new definition of “Freeze Date” to read as follows:

“‘Freeze Date’ shall mean September 30, 2012.”

5. A new Subsection (d) is hereby added at the end of the “Year of Service” definition in Article 2 of the Plan to read as follows:

“(d) Notwithstanding any provision in this Plan to the contrary, effective as of the Freeze Date, a Participant’s Years of Service for purposes of the Plan’s benefit formulas under Section 4.1 shall be the greater of (i) the Participant’s Years of Service determined as of the Freeze Date, or (ii) the Participant’s Years of Service determined as of his or her Termination Date limited to (A) 13 Years of Service for the benefit formula under Section 4.1(c), and (B) 15 Years of Service for the benefit formula under Section 4.1(d).”

6. Article 3 of the Plan is hereby amended by adding at the end a new sentence to read as follows:

“Notwithstanding any provision in this Plan to the contrary, effective as of the Freeze Date, no Employee that is either hired or that becomes an Officer, on or after the Freeze Date, can become a Participant or recommence participation in this Plan after that date.”

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has executed this Amendment No. 1 as of the date set forth below, to be effective as first set forth above.

“Company”

UNIFIED GROCERS, INC.

Dated: December 31, 2012	By:	/s/ Robert M. Ling, Jr.
Robert M. Ling, Jr. President & General Counsel

Dated: December 31, 2012	By:	/s/ Richard J. Martin
Richard J. Martin Executive Vice President & Chief Financial Officer